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                                                                   Exhibit 23(a)

                        CONSENT OF COUNSEL TO TXU CORP.

     We hereby consent to the incorporation by reference of the statements made as to matters of law and legal conclusions contained in this Annual Report on Form 10-K of Texas Utilities Company, doing business as TXU Corp., for the fiscal year ended December 31, 1999, under Part I, Item 1--Business--US Electric Segment--Regulation and Rates and --US Gas Segment--Regulation and Rates and Environmental Matters--US Segments, in Texas Utilities Company's Registration Statements on Form S-3 (Nos. 333-27989, 333-68663 and 333-79221).

                                    WORSHAM, FORSYTHE
                                          & WOOLDRIDGE, L.L.P.


                                    By:   /s/ T.A. Mack
                                         --------------------------------
                                                                A Partner

March 17, 2000
Dallas, Texas